Exhibit 10.4

SECOND AMENDMENT

TO THE

SALARY CONTINUATION AGREEMENT

FOR

RACHEL R. AMDAHL

THIS AMENDMENT (the “Amendment”) is adopted as of the 1st day of November, 2024, by and between Opportunity Bank of Montana, formerly American Federal Savings Bank (the “Company”) and Rachel R. Amdahl (the “Executive”).

The Company and the Executive executed the Salary Continuation Agreement effective as of November 16, 2006 (as amended, the “Agreement”). The Company now wishes to increase the Agreement’s benefits.

NOW, THEREFORE, the Company adopts the following amendment to the Agreement:

Section 2.1.1 of the Agreement shall be deleted in its entirety and replaced by the following:

2.1.1	Amount of Benefit. The annual benefit under this Section 2.1 is Fifty-Eight Thousand Five Hundred Dollars ($58,500).

The Schedule A originally attached to the Agreement shall be removed and replaced by the Schedule A attached hereto.

IN WITNESS WHEREOF, a representative of the Company has executed this Amendment as indicated below and as of the date above:

Opportunity Bank of Montana

By:	/s/ Laura F. Clark
Title:	President/CEO

Acknowledged:

/s/ Rachel R. Amdahl
Rachel R. Amdahl